CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations Melissa Merrill - Media Relations
Financial Dynamics
(212) 850-5600

TALBOTS OCTOBER COMPARABLE STORE SALES INCREASE 4.7%, WELL
ABOVE COMPANY EXPECTATIONS

Strong Regular-Price Selling Contributes to Company’s Outlook for Third Quarter
Earnings Per Share at the High End of Previously Announced Range

        Hingham, MA, November 4, 2004 -- The Talbots, Inc. (NYSE: TLB) today announced total Company sales for fiscal October, the four weeks ended October 30, 2004, increased 7% to $146.9 million from $137.9 million for the four weeks ended November 1, 2003. Comparable store sales increased 4.7% for the month.

        For the thirteen weeks of the third fiscal quarter ended October 30, 2004, total Company sales increased 3% to $421.2 million from $408.2 million last year. Retail store sales increased 5% to $361.5 million from $345.0 million in the same period last year. Comparable store sales decreased 0.1% for the quarter. Catalog sales decreased 6% to $59.7 million from $63.2 million in the same period last year.

        Year-to-date sales for the thirty-nine weeks ended October 30, 2004, increased 5% to $1,249.6 million from the $1,192.8 million reported for the thirty-nine weeks ended November 1, 2003. Retail store sales increased 6% for the period, to $1,069.8 million versus $1,013.6 million last year. Comparable store sales increased 0.6% for the year-to-date period, and catalog sales were approximately even at $179.8 million compared to $179.2 million last year.

Page 2.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “October’s comparable store sales results of positive 4.7% came in well above our expectations for negative low single digits. This improved sales trend was driven by very strong regular-price comparable store sales, which increased in the mid-teen range compared to last year.”

        “We are also pleased with the overall performance of our mid-season clearance event. However, our total company comps were impacted by one less week of markdown selling in the period. This was due to a shift in the start of our sale, which began on September 23rd this year versus October 2nd last year.”

        “As a result of October’s strong regular-price selling, we now anticipate that our third quarter earnings per share will be at the high end of our previously announced range of $0.45 - $0.50, compared to last year’s reported $0.60. As previously stated, this range includes a third quarter tax benefit of approximately $0.08 relating to the favorable resolution of certain tax issues, ” continued Mr. Zetcher.

        “Looking ahead, during the fourth quarter, inventories per square foot in our U.S. women’s businesses will be up in the mid-teens versus last year. Regardless of these higher inventory levels, our current expectation for fourth quarter comparable store sales is for positive mid-single digits. This would lead to earnings per share in the range of $0.27 to $0.31, compared to the $0.38 reported last year. Given the volatility in the retail environment, we feel it is prudent to remain cautious in our overall outlook for the period.”

        “Starting this month, we will be offering an extensive new assortment of holiday gift-giving merchandise, which we will be supporting with a variety of marketing initiatives to help drive customer traffic and sales,” concluded Mr. Zetcher.

Page 3.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 1,034 stores - 516 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 281 Talbots Petites stores, including three Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 70 Talbots Kids stores; 91 Talbots Woman stores, including two Talbots Woman stores in Canada; 11 Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation currently expects to circulate approximately 47 million catalogs worldwide in fiscal 2004. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

Page 4.

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        The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “would,” “would lead to,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

        Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

        Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, success of its important fourth quarter holiday selling season, any negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its fall and winter 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, increased merchandise inventory levels expected for the 2004 second half, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

        Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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TALBOTS ANNOUNCES OCTOBER SALES MESSAGE POINTS 11/04/04

•	The following pre-recorded comments covering our October sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our October sales results.

•	This morning we announced that total company sales for fiscal October, the four weeks ended October 30, 2004 increased 7% to $146.9 million from $137.9 million for the four weeks ended November 1, 2003. Comparable store sales increased 4.7% for the month.

•	For the thirteen weeks of the third fiscal quarter ended October 30, 2004, total Company sales increased 3% to $421.2 million from $408.2 million last year. Retail store sales were $361.5 million, a 5% gain over the $345.0 million reported for the thirteen-week period last year. Comparable store sales decreased 0.1% for the period. Catalog sales decreased 6% to $59.7 million from $63.2 million last year.

•	Year-to-date for the thirty-nine weeks ended October 30, 2004, total Company sales increased 5% to $1,249.6 million from the $1,192.8 million reported for the thirty-nine weeks ended November 1, 2003. Retail store sales increased 6% during the period to $1,069.8 million versus $1,013.6 million last year. Comparable store sales increased 0.6% for the year-to-date period, and catalog sales were approximately even at $179.8 million compared to $179.2 million last year.

2

•	Comp sales by concept for the month, quarter and the year-to-date were as follows: Our U.S. Misses stores were up 7% for the month, up 2% for the quarter and up 2% for the year-to-date; and our U.S. Petites stores were up 4% for the month, down 1% for the quarter and were flat for the year-to-date. Our U.S. Woman stores were up 20% for the month, up 9% for the quarter and up 6% for the year to date period. Kids stores were down 17% for the month, down 18% for the quarter, and down 16% for the year-to-date, and finally, our Accessories & Shoes stores decreased 5% for the month, and were down 1% for the quarter, and up 3% for the year-to-date.

•	In terms of comp sales by region, the Northeast was up 6% for the month, up 2% for the quarter and up 3% for the year-to-date; the South increased 4% for the month, and was approximately even for both the quarter, and the year-to-date; the Midwest was up 3% for the month, down 4% for the quarter, and down 4% for the year-to-date; and finally, the West was up 8% for the month, up 3% for the quarter, and up 4% for the year-to-date.

•	As mentioned in today’s press release, October’s comparable store sales results of positive 4.7% came in well above our expectations of negative low single digits. This improved sales trend was driven by very strong regular-price comparable store sales, which increased in the mid-teen range compared to last year.

•	We are also pleased with the overall performance of our mid-season clearance event. However, our total company comps were impacted by one less week of markdown selling in the period. This was due to a shift in the start of our sale, which began on September 23rd this year versus October 2nd last year.

•	In terms of our merchandise, we experienced strong regular-price selling in refined sportswear, led by jackets, pants and skirts. Sweaters performed well, especially cardigans. In casual, corduroy items and basic knits, primarily mock and turtlenecks were strong. In our accessories, our best sellers were ponchos, wraps and seasonal gloves and scarves, as well as jewelry.

3

•	Turning to catalog, sales decreased 6% in the quarter, due in part to timing of catalog mail dates compared to last year.

•	Looking now at the status of our inventories, inventory per square foot at the end of the third quarter for our U.S. Misses and Petites stores was up 12% as planned.

•	As a result of October’s strong regular-price selling, we now anticipate that our third quarter earnings per diluted share will be at the high end of our previously announced range of $0.45 to $0.50, compared to last year’s reported $0.60 per share. As previously stated, this range includes a third quarter tax benefit of approximately $0.08 relating to the favorable resolution of certain tax issues.

•	Looking ahead, we currently expect November comparable store sales to be in the positive low single digit range.

•	During the fourth quarter, inventories per square foot in our U.S. women’s businesses will be up in the mid-teens versus last year. Regardless of these higher inventory levels, our current expectation for fourth quarter comparable store sales is for positive mid-single digits. This would lead to earnings per share in the range of $0.27 to $0.31, compared to the $0.38 reported last year. Given the volatility in the retail environment, we remain cautious in our overall outlook for the period.

•	In closing, starting this month, we will be offering an extensive new assortment of holiday gift-giving merchandise, which we will be supporting with a variety of marketing initiatives to help drive customer traffic and sales.

•	As a reminder, we will be reporting our third quarter results on Wednesday, November 17th and have scheduled a conference call for 10:00 a.m. that morning.

•	Thank you.

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        The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “would,” “would lead to,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

        Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

        Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, success of its important fourth quarter holiday selling season, any negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its fall and winter 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, increased merchandise inventory levels expected for the 2004 second half, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

        Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors.

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